Exhibit 10.1

Court Order on Trustees’ Compensation (and annual hearing of accounts),

dated May 12, 2008, but effective July 1, 2008.

STATE OF MINNESOTA	DISTRICT COURT

COUNTY OF RAMSEY	SECOND JUDICIAL DISTRICT

Court File No. C5-72-386008

In the Matter of the Trust known as
Great Northern Iron Ore Properties	ORDER

This matter came on for hearing before the Court on May 7, 2008, upon the Petition for Allowance of Accounts and for Instructions by Joseph S. Micallef, Roger W. Staehle, Robert A. Stein and John H. Roe III, the duly appointed and acting Trustees of the Trust known as Great Northern Iron Ore Properties.

Sue Ann Nelson of Fredrikson & Byron, P.A., appeared on behalf of the Trustees of the Trust known as Great Northern Iron Ore Properties.

The Court, having heard the arguments of counsel, and based upon the Petition, the affidavits filed in support of the Petition and the entire files and record herein,

IT IS HEREBY ORDERED:

1.

Due, published and mailed notice of this hearing was given pursuant to the Court’s Order dated April 9, 2008, as more fully appears from the proof of publication and the Affidavits of Mailing contained in the file.

2.	The accounts of the Trustees for the calendar year 2007 are approved, settled and allowed in all respects.

3.

The requested increase in the compensation of the President of the Trustees from $160,000 per year to $180,000 per year and an increase in the bonus component from a maximum of $60,000 per year to a maximum of $80,000 per year

Exhibit 10.1 – Court Order (continued)

(computed as 1% of the excess of the gross income of the Trust over $5 million for the year up to the maximum of $80,000), both effective as of July 1, 2008, with the $80,000 bonus component payable in full for 2008 subject to the formula calculation, is granted.

4.	The requested increase in the compensation of the Trustees other than the President from $60,000 per year to $70,000 per year, effective as of July 1, 2008, is granted.

BY THE COURT

Dated: 12 May 2008	/s/ Margaret M. Marrinan
Margaret M. Marrinan Judge of District Court